UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                            U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                           To be held on May 27, 2004

To the Stockholders of U.S.B. Holding Co., Inc.:

      At the direction of the Board of Directors of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901 on May 27, 2004 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

            1. Election of two Directors, constituting Class I members of the Board of Directors, to a three-year term of office.

            2. To ratify the appointment by the Audit Committee of the Board of Directors of the Company's independent auditor, Deloitte & Touche LLP, for the audit of the Company's consolidated financial statements for the year ending December 31, 2004.

            3. Any other business that may be properly brought before the meeting or any adjournment thereof.

      All holders of record of shares of the common stock of the Company at the close of business on April 20, 2004 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

                                              By order of the Board of Directors


                                              /s/ Michael H. Fury

                                              Michael H. Fury, Secretary

April 28, 2004

      YOU ARE REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 27, 2004

      This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on Thursday, May 27, 2004 at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901 ("the "Meeting"), and at any adjournments thereof. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the accompanying form of proxy are being mailed to the stockholders on or about April 28, 2004. The Annual Report of the Company for the year 2003 is furnished to stockholders with this Proxy Statement.

      At the Meeting, two Class I Directors will be elected to the Board of Directors to serve for a three-year term (until the 2007 Annual Meeting of Stockholders), with each Director to hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Stockholders will also vote to ratify the Audit Committee's appointment of Deloitte &Touche LLP as the Company's independent auditor of the Company's consolidated financial statements for the year ending December 31, 2004.

                            VOTING RIGHTS AND PROXIES

      The Board of Directors has fixed the close of business on April 20, 2004, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 19,543,029 shares of common stock, $0.01 par value per share ("Common Stock"), which is the Company's only authorized and outstanding class of stock entitled to vote at the Meeting.

      A majority of the outstanding shares of Common Stock is required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting. Directors are elected by a plurality of the votes cast. Ratification of the Audit Committee's appointment of the independent auditor requires a majority of the votes cast. Abstentions and broker nonvotes will be disregarded and have no effect on the outcome of voting on the matters proposed.

      If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

      Any stockholder executing a proxy who is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal offices of the Company prior to exercise of the Proxy a written notice of revocation or a later-dated, properly executed proxy.

      The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by Directors, officers, and other employees of the Company or of Union State Bank (the "Bank"), the Company's commercial banking subsidiary. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to stockholders and obtaining their proxies.

                          ITEM 1: ELECTION OF DIRECTORS

      Two Directors, Mr. Edward T. Lutz and Mr. Howard V. Ruderman, constituting Class I members of the Board of Directors, are proposed by the Nominating/Corporate Governance Committee of the Board and the Board of Directors to be elected to serve for a three-year term (until the 2007 Annual Meeting of Stockholders), with each to hold office until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

      The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of Directors, as nearly equal in number as possible, with terms expiring in successive years. There are currently three Class II Directors with terms expiring in 2005, three Class III Directors with terms expiring in 2006, and two Class I Directors with terms expiring at this meeting, making a total of eight Directors.

      All proxies that are timely received in proper form will be voted FOR the Board's nominees for Director, unless contrary instructions are given. All nominees are presently Directors of the Company. If any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the votes that would have been cast for the nominee not serving will be cast for the substitute nominee.

      The following information is furnished with respect to each of the Board's nominees for Class I Directors, and the Class II and Class III Directors continuing in office. The Board recommends a vote for each Class I Director nominee.

                              NOMINEES FOR DIRECTOR
                                     CLASS I
                            (Terms Expiring in 2004)

              Name, Age, Other Positions with the Company and the Bank                        Served as a
             and Principal Occupation for at least the Past Five Years,                     Director of the
                   and any Directorships of Other Public Companies                           Company Since
--------------------------------------------------------------------------------------    -------------------
Edward T. Lutz, 57 ........................................................................     1999
     President and CEO, Lutz Advisors, Inc. (since 2001); Principal, Tucker Anthony
     (1999 to 2001); Senior Vice President, Capital Resources, Inc. (1996 to 1999);
     Senior Vice President, Lyons Zomback & Ostowski, Inc./Advest, Inc. (1988-1996);
     Regional Director FDIC - New York (1984 to 1988); Director of the Bank (since
     1999). Also a Director of Hemagen Diagnostics, Inc., a public company, which trades on NASDQ under the symbol "HMGN," and in which Mr. Hales' son is the
     C.E.O. and a significant stockholder.

                                NOMINEES FOR DIRECTOR
                                 CLASS I (Continued)
                               (Terms Expiring in 2004)

              Name, Age, Other Positions with the Company and the Bank                        Served as a
             and Principal Occupation for at least the Past Five Years,                     Director of the
                   and any Directorships of Other Public Companies                           Company Since
--------------------------------------------------------------------------------------    -------------------
Howard V. Ruderman, 76.....................................................................     1982
     Retired - President, Mohegan Electric Supply Co., NY (1973 to 1997); Director of
     the Bank (since 1969).

                            DIRECTORS CONTINUING IN OFFICE
                                       CLASS II
                               (Terms Expiring in 2005)

              Name, Age, Other Positions with the Company and the Bank                        Served as a
             and Principal Occupation for at least the Past Five Years,                     Director of the
                   and any Directorships of Other Public Companies                           Company Since
--------------------------------------------------------------------------------------    -------------------
Kevin J. Plunkett, 54......................................................................     1998
     Attorney, Partner of the law firm of Thacher Proffitt & Wood (since 2000), and
     Member and Shareholder of the law firm of Plunkett & Jaffe, P.C., (1979 to
     2000); Director of the Bank (since 1998).

Steven T. Sabatini, 52.....................................................................     2001
     Senior Executive Vice President, Chief Financial Officer and Assistant Secretary
     of the Company and the Bank (since 1997); Executive Vice President, Chief
     Financial Officer and Assistant Secretary of the Company and the Bank (1995 to
     1997); Assistant to the Chairman of the Board of Directors of the Bank (1994 to
     1995); and for at least five years prior to that, an audit partner with Ernst &
     Young LLP.

Kenneth J. Torsoe, 68......................................................................     1982
     President, Torsoe Brothers Construction Corp.; Partner, Normandy Village
     Company; Partner, Normandy Village Apts., Nanuet, NY (since 1964); Director of the Bank (since 1981).

                                      CLASS III
                               (Terms Expiring in 2006)

              Name, Age, Other Positions with the Company and the Bank                        Served as a
             and Principal Occupation for at least the Past Five Years,                     Director of the
                   and any Directorships of Other Public Companies                           Company Since
--------------------------------------------------------------------------------------    -------------------
Raymond J. Crotty, 56......................................................................     1996
     Senior Executive Vice President, Chief Credit Officer and Assistant Secretary of
     the Company and the Bank (since 1997); Executive Vice President, Chief Credit
     Officer and Assistant Secretary of the Company and the Bank (1995 to 1997 and
     1992 to 1997, respectively); Senior Vice President and Chief Credit Officer of
     the Bank (1988 to 1992); Director of the Bank (since 1995).

Thomas E. Hales, 67........................................................................     1982
     Chairman of the Board and Chief Executive Officer of the Company (since 1982);
     Chairman of the Board of the Bank (since 1981); Chief Executive Officer of the
     Bank (since 1983); President of the Company and the Bank (since 1984); Director of the Bank (since 1981).

Michael H. Fury, 77........................................................................     1982
     Attorney, Senior Partner of the law firm of Fury, Kennedy & Griffin (since
     1955); Secretary of the Company and the Bank (since 1985); General Counsel of the Company (1982 to 1998) and the Bank (1969 to 1998); Director of the Bank
     (since 1969).

Executive Officers

      The executive officers are Mr. Hales, Mr. Crotty, and Mr. Sabatini, who are described above.

Board Committees and Meetings

      The Board of Directors of the Company met 12 times during 2003. Each Director attended 75% or more of the Board of Directors meetings held during the period he was a Director. Each Director attended 75% or more of the meetings held during 2003 for each Company committee of which such Director is a member. The standing committees of the Board, each of which is guided by a Charter approved by the Board, are: the Stock Option Committee, presently comprised of Messrs. Torsoe (Chairman), Fury, Lutz, and Plunkett; the Audit Committee (established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended), presently comprised of Messrs. Lutz (Chairman), Ruderman, and Torsoe; the Compensation Committee, presently comprised of Messrs. Ruderman (Chairman), Lutz, and Torsoe, and the Nominating/Corporate Governance Committee, presently comprised of Messrs. Fury (Chairman), Lutz, Plunkett, and Torsoe.

      The Stock Option Committee evaluates equity based compensation plans and the awarding of all equity based compensation, including options to purchase common stock of the Company to Directors and employees under the Company's stock option plans. The Stock Option committee met once during 2003 and two times in 2004 prior to April 20, 2004

      The Audit Committee of the Company functions in a similar manner as that described below for the Bank's Examining Committee and also reviews and approves all of the Company's external financial reporting and filings with the Securities and Exchange Commission ("SEC"). Also see the Audit Committee Report included elsewhere herein and the Audit Committee Charter attached to this Proxy Statement as Appendix A for a further discussion of the Audit Committee's functions. The Audit Committee met 15 times during 2003 and 4 times in 2004 prior to April 20, 2004.

      The Compensation Committee establishes and reviews the policies and standards for hiring executives, makes recommendations to the Company's Board concerning hiring, promotion, and compensation policy, and performs an annual performance evaluation of the CEO. The Compensation Committee met two times during 2003 and two times in 2004 prior to April 20, 2004. Annually, the Compensation Committee evaluates compensation, including cash compensation, incentive bonus, and equity enumeration.

      The Nominating/Corporate Governance Committee solicits, evaluates, and makes recommendations to the Company's Board with respect to nominees for the Board of Directors, and also establishes and monitors policy regarding corporate governance matters. The Nominating/Corporate Governance Committee is guided by a Charter for such Committee and also through the Company's Corporate Governance Principles and Practices. The Nominating/Corporate Governance Committee has also established a Director nomination process, which includes provisions for consideration of recommendations from stockholders. The Director nomination process is discussed in further detail elsewhere in this Proxy Statement. A copy of the Nominating/Corporate Governance Committee Charter is included as Appendix B to this Proxy Statement. The Nominating/Corporate Governance Committee met one time during 2003 and two times in 2004 prior to April 20, 2004.

      Each of the Directors of the Company, except for Mr. Sabatini, is also a member of the Board of Directors of the Bank, which is the Company's principal subsidiary. Among its standing committees, the Board of Directors of the Bank has an Executive Committee, an Examining Committee, and a Compensation Committee.

      The Executive Committee of the Bank's Board of Directors has the authority to act in lieu of the Board, but does not have authority to act on matters that are not within the ordinary course of business. The Executive Committee's present members are Messrs. Torsoe (Chairman), Crotty, Fury, Hales, Lutz, Plunkett, and Ruderman.

      The Examining Committee of the Bank's Board of Directors serves the same purposes that would be served by an audit committee. It reviews the Bank's internal auditing and control procedures, and reviews and makes recommendations concerning internal accounting controls, financial reporting, and accounting policy. Its present members are Messrs. Lutz (Chairman), Plunkett, and Ruderman.

      The Compensation Committee of the Bank's Board of Directors establishes and reviews the policies and standards for hiring employees and makes recommendations to the Bank's Board concerning hiring, promotions and compensation policy. Its present members are Messrs. Ruderman (Chairman), Lutz, and Plunkett.

      The above Company and Bank Committees meet as and when required, except for the Audit and Examining Committees which meet at least four times each year. Certain matters that may come before a Committee may be reviewed or acted on by the Board as a whole.

Executive Session Presiding Directors

      The Company has not named any Director to preside over executive sessions of non-management Director meetings. The Committee Chairman provides leadership at such executive sessions for matters under the jurisdiction of their respective committees. Executive sessions of non-management Director meetings are held as and when required, and will be held at least two times each year. One executive session of non-management Directors meeting was held in 2004 prior to April 20, 2004, the initial year of this requirement.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules issued thereunder, the Company's Directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock within two days of any transaction required to be reported. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the Directors and executive officers are in substantial compliance with the filing requirements of Section 16(a), except for: non-management Directors, who filed a Form 4 disclosing the granting of options to purchase Common Stock (Mr. Fury-22,599 options, Mr. Lutz- 3,638 options, Mr. Plunkett - 9,702 options , Mr. Ruderman - 22,599 options, and Mr. Torsoe-22,599 options) eight days after such transaction occurred; management Directors who filed a Form 4 disclosing the granting of options to purchase Common Stock (Mr. Crotty - 48,426 options, Mr. Hales - 129,133 options, and Mr. Sabatini - 48,426 options) 43 days after such transaction occurred; and Mr. Ruderman who filed Form 4s on March 21, 2003 for transactions occurring on August 2, 2002 for the purchase of 1,000 shares of Common Stock and on January 22, 2003 for the purchase of 3,000 shares of Common Stock. The late filings for option grants occurred due to a misinterpretation of the two-day filing requirement for option grants. All late filings have been reported to the Company's Board of Directors.

Compensation of Directors

      Each Director of the Company during 2003 received $4,500 for each month served on the Company's Board of Directors. In addition, each Director of the Bank received $500 for each month served on the Bank's Board of Directors. Mr. Lutz, as Chairman of the Company's Audit Committee and Director assigned with responsibility for the detailed review of the Company's and Bank's policies, received additional Board fees of $1,000 for each month served during 2003. No other compensation is paid to Directors for serving on or attending meetings of the committees of the Company's or Bank's Board of Directors.

Director Stock Option Plan

      Under the Company's existing Director Stock Option Plan, as amended by the Board of Directors on March 24, 1999, certain non-employee Directors receive annually, effective as of the close of each annual meeting of stockholders of the Company, a non-qualified option to purchase a fixed number of shares of Common Stock at an exercise price equal to the market value of such shares on the date of the grant. The number of shares subject to the option is based upon the number of years of service completed by the Director. After two years of service, the Director is entitled to an option covering 1,213 shares. Each additional year of service entitles the Director to an option covering an additional 1,213 shares, until the Director has completed fifteen years of service, after which the Director is entitled to annual options covering 22,599 shares.

      The options may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. At December 31, 2003, there were 150,962 shares remaining to be granted under the Director Stock Option Plan.

Board Determination of Independence of Non-Management Directors

      The Company has reviewed employment, officer, Director and other relationships of each of its non-management Directors for purposes of evaluating the independence of each Director of the Company for service on the Board. The Company has established certain criteria for its determination of independence and such criteria are included in the Company's Corporate Governance Principles and Practices, which is available on the Company's website, www.unionstate.com, and which is also discussed in detail below. Based on the criteria as established in the Corporate Governance Principles and Practices, the Company has affirmatively determined that each non-management Director, Michael H. Fury, Edward T. Lutz, Kevin J. Plunkett, Howard V. Ruderman, and Kenneth J. Torsoe, are sufficiently independent of the Company, and meets the independence standards established by the Company in accordance with New York Stock Exchange ("NYSE") and SEC rules and regulations. Each of the Directors serving on the Company's standing committees meets the foregoing standards of independence. In addition, Audit Committee members meet additional independence requirements as discussed elsewhere in this Proxy Statement.

Director Independence

      A. Purpose

      The Company believes that a combination of Directors who are executives of the Company, as well as Directors who are independent, provide an effective Board to ensure the Board is well informed, understanding of business results, transactions, and strategic plans and goals. Consistent with the Sarbanes-Oxley Act of 2002, NYSE rules and the standards established by the Nominating/Corporate Governance Committee, the majority of the Board is comprised of independent Directors.

      B. Determination and Disclosure

      Directors must keep themselves free of conflicts of interest and avoid situations that give the appearance of conflicts. For the purposes of evaluating the independence of a Director, the Board considers the circumstances of each person. A Director may be determined to be independent only if the Director has no material relationship with the Company, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company, and meets the further independence standards set forth below.

      The Board through its Nominating/Corporate Governance Committee, will review all commercial and charitable relationships of Directors and make independence determinations on an annual basis, at the time the Board approves Director nominees for inclusion in the Proxy Statement, or at the time a Director joins the Board between annual meetings. The Board must make an affirmative determination as to the independence of each Director. In its annual Proxy Statement, the Company will disclose the evaluation and determination of the independence of its Directors.

      C. Standards for Independence

      In connection with the Board's assessment of its independent Directors, the following categorical standards and criteria have been established for evaluating such determination:

      1. A Director will not be considered independent if, within the preceding three years:

            a. The Director, or any of his/her immediate family members, were employed by or held a position as an executive officer with the Company or any of its subsidiaries;
            b. The Director, or any of his/her immediate family members received more than $100,000 per year in direct compensation or any consulting, advisory, or other compensation from the Company, other than Director or Committee fees and pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service;
            c. The Director, or any of his/her immediate family members, were affiliated with or employed by the Company's present or former internal or external auditor;
            d. The Director or any of his/her family members, were employed (in the case of an immediate family member as an executive officer) by another company at a time when a Company executive officer served on that company's compensation committee;

      2. The relationship between the Company and an entity will be considered in determining a Director's independence where the Director serves as an officer of the entity or, in the case of a for-profit entity, where the Director is a general partner or owns more than five (5) percent of the entity.

      3. Generally, where a Director is an officer of a for-profit entity that is a client of the Company, whether as borrower, trading counterparty or otherwise, the financial relationship between the Company and the entity will not be deemed material to a Director's independence if:

            a. the relationship was entered into on terms substantially similar to those that would be offered to comparable counterparties in similar circumstances; and

            b. the termination of the relationship in the normal course of business would not reasonably be expected to have a material and adverse effect on the financial condition, results of operation or business of the borrower or other counterparty.

            However, the Board shall consider all relevant facts and circumstances when evaluating the materiality of such relationships.

      4. Ownership of twenty (20%) or more of any equity security of the Company with voting rights will not automatically preclude a determination of independence. Rather, such percentage of ownership will require consideration and determination by the Board and the Nominating/Corporate Governance Committee in evaluating independence.

      5. A Director who is an executive officer or employee, or whose immediate family member is an executive officer or a partner, of a company (A) that accounts for a least 2% or $1 million, whichever is greater, of the Company's consolidated gross revenues, or (B) for which the Company accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues, will not be deemed independent until three years after falling below such threshold.

      6. A Director will not be considered independent if the Director or his/her immediate family member is an executive officer, employee, Director, or trustee of a not-for-profit organization to which the Company, its affiliates or the Company's Foundation makes payments in any year in excess of two percent (2%) of either the Company's or the organization's consolidated gross annual revenues, or $1 million dollars, whichever is greater. The Nominating/Corporate Governance Committee will also administer standards concerning any charitable contribution to organizations otherwise associated with a Director or his/her family member. The Company shall be guided by the interest of the Company and its stockholders in determining whether and the extent to which it makes charitable contributions.

      7. The Company provides personal banking and other financial services to individuals in the ordinary course of business. The Sarbanes-Oxley Act of 2002 prohibits loans to Directors, as well as executive officers, except loans in the ordinary course of business and loans by an insured depository institution subject to Regulation "O" of the Board of Governors of the Federal Reserve System. Any loans to Directors will be made pursuant to the Sarbanes-Oxley Act of 2002 and related regulations. Generally, all such relationships in accordance with the foregoing provisions will not be deemed material for Director independence determinations unless a Director has an extension of credit that is on a non-accrual basis. However, the Board shall consider all relevant facts and circumstances when evaluating the materiality of such relationships.

            D. Current Directors

Based on the criteria set forth herein, the Board affirmatively determined at its meeting on February 23, 2004, that each non-employee Director of the Company meets the above criteria for independence. In addition, all Directors that serve on the Compensation, Stock Option, and Nominating/Corporate Governance Committees are independent based on an evaluation using the above standards. In addition, the Audit Committee members each meet the foregoing criteria for independence, as well as the independence standards established by the SEC and NYSE specific to the Audit Committee. (See "Audit Committee Independence" on page 19 of this Proxy Statement).

Director Nomination and Election Process

      The following describes the Company's Director nomination and election process.

      Size

      The Board of Directors of the Company (the "Board") is currently composed of eight Directors. The Company's preference is to maintain a smaller Board for the sake of efficiency. Three Directors are from Executive Management and thus, are deemed not to be independent. The remaining five Directors are not employees of the Company. Each non-employee Director, after thorough inquiry and examination, has satisfied the independence requirements as set forth in the Company's Corporate Governance Principles and Practices.

      Term

      Each Director is elected for a three year term. Each term is staggered so that not more than three Directors' terms expire in any one year.

      Upon the pending expiration of a Director's term, the Director completing his or her term must notify the Nominating/Corporate Governance Committee if he or she will stand for re-election and/or has the ability to continue service.

      Nominating Meeting

      Each year before the Annual Meeting of Stockholders (generally held in May), and prior to the submission of the Company's annual Proxy Statement (generally issued in April), the Nominating/Corporate Governance Committee will meet to consider nominations of candidates to fill any vacancies on the Board.

      The Board, in conjunction with the Nominating/Corporate Governance Committee, will first evaluate whether it is appropriate to nominate a Director completing his or her term for re-election. The Board and the Nominating/Corporate Governance Committee will then consider the nomination of candidates to fill any vacancies on the Board.

      Criteria

      The following criteria are used by the Board and Nominating/Corporate Governance Committee in evaluating the qualifications of individuals proposed and nominated for election and/or re-election to the Board:

            o     Level of stock ownership in the Company.
            o Knowledge of Company operations and banking industry in general.
            o     Knowledge of lending, particularly commercial lending.
            o     Experience in retail and commercial banking.
            o     Level of knowledge of financial matters.
            o Present or past business relationship(s) with the Company and/or its affiliates.
            o Present or past business relationship(s) between the individual's immediate family member(s) and the Company and/or affiliates.
            o Level of involvement in communities in which the Company has business operations.
            o     Integrity of the candidate.
            o Any other qualifications the Board deems to be significant, including, but not limited to diversification.

      There are no specific, minimum qualifications or specific qualities or skills that the Board or the Nominating/Corporate Governance Committee requires to be possessed by any Director nominee. In identifying and evaluating Director nominees, the Nominating/Corporate Governance Committee considers the totality of the circumstances, and in particular, the criteria set forth above.

      Search Firms/Third Party Assistance

      Generally, it is the Company's policy not to engage third parties in identifying potential Directors. Therefore, the Company does not incur costs associated with such third-party search firms or organizations.

      Stockholder Nominations

      The Nominating/Corporate Governance Committee will consider Director nominations from stockholders. Such nominations shall generally come from stockholders with a significant ownership interest in the Company.

      Nominations by stockholders will be considered if the stockholder or group of stockholders, individually or in the aggregate, beneficially own more than five (5) percent of the Company's voting common stock for at least one (1) year as of the date of the recommendation.

      The identification of the candidate and the stockholder, or the stockholder group recommending the candidate, as well as the Nominating/Corporate Governance Committee's decision to nominate the stockholder's candidate, will be disclosed in the Company's annual Proxy Statement.

      Deadlines

      Nominations for Director must be received by a date no later than the one hundred and twentieth (120th) calendar day before the anniversary of the date that the Company's annual Proxy Statement was released to the stockholders in connection with the previous year's Annual Meeting. Nominations should be sent to the Secretary of the Company - see Stockholder Communications Process on page 23 of this Proxy Statement. No recommendations for nominations of Directors have been received from any stockholder for the election of Directors at this Annual Meeting.

      Attendance at Last Year's Annual Meeting of Stockholders

      Seven of the Company's eight Directors attended last year's Annual Meeting of Stockholders.

                        OWNERSHIP OF SHARES BY MANAGEMENT

      The following table sets forth certain information as of March 31, 2004 regarding the amount of Common Stock beneficially owned by the Company's Directors and Director nominees, the executive officers listed below under EXECUTIVE COMPENSATION, and all Directors and executives as a group:

                                                                   Number of Shares
                                                                    and Nature of         Percent
Beneficial Owner                                                 Beneficial Ownership*    of Class
----------------                                                 ---------------------    --------
Raymond J. Crotty (a) .........................................          549,357             2.75
Michael H. Fury (b) ...........................................          521,681             2.64
Thomas E. Hales (c) ...........................................        3,456,541            16.74
Edward T. Lutz (d) ............................................           11,319               **
Kevin J. Plunkett (e) .........................................           62,430               **
Howard V. Ruderman (f) ........................................        1,121,870             5.70
Kenneth J. Torsoe (g) (h) .....................................        1,996,812            10.18
Steven T. Sabatini (i) ........................................          388,229             1.95
All Directors and executive officers as a group (8 individuals)        8,108,239            37.06

----------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for the spouse and dependent children of the named individual, and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated in the footnotes to this table, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date. The table does not include that portion of the 1,633,111 shares owned by the Company's Employee Stock Ownership Plan (With 401(k) Provisions) ("KSOP"), of which Mr. Plunkett and Mr. Sabatini are trustees.

**    Less than 1.00% beneficial ownership in the Company.

(a) Includes 115,947 shares owned by Mr. Crotty jointly with his wife, and 433,410 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004. Does not include 96,472 or 18,273 shares allocated to Mr. Crotty under the KSOP and Key Employees Supplemental Investment Plan ("KESIP"), respectively.

(b) Includes 136,713 shares owned by Mr. Fury as a joint tenant with his wife (deceased), 7,750 shares which he holds as trustee for his children, and 218,305 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

(c) Includes 595,424 shares owned by Mr. Hales jointly with his wife, 181,144 shares owned by his wife, 164,870 shares held by the Hales Family Foundation, Inc., 172,988 shares held by the Hales Family LLC, and 1,105,812 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004. Does not include 276,656 or 164,992 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(d) Includes 3,806 shares owned by Mr. Lutz jointly with his wife, 236 shares owned by his wife, and 7,277 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

(e) Includes 8,963 shares held by Mr. Plunkett's wife, 148 shares held by Mr. Plunkett's wife and mother jointly, and 48,485 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

(f) Includes 90,458 shares held by Mr. Ruderman's wife, and 135,594 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

(g) Includes 67,797 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

(h) If shares owned by Harald R. Torsoe were included, the total would be 3,329,643 shares (16.98%). Harald R. Torsoe is the brother of Kenneth J. Torsoe. However, Kenneth J. Torsoe disclaims beneficial ownership of the shares owned by his brother.

(i) Includes 321,133 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004. Does not include 23,832 shares or 11,936 shares allocated to Mr. Sabatini under the KSOP and KESIP, respectively.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth cash and certain other compensation paid to or earned by the Chief Executive Officer and the other executive officers of the Company for the years indicated. The Bank, which is the principal subsidiary of the Company, has paid or accrued all of the cash compensation shown.

                           Summary Compensation Table

                                                                                    Long Term      All Other
                                                    Annual Compensation           Compensation   Compensation
                                                    -------------------           ------------   ------------

                                                                                   Securities
                                                                                   Underlying
        Name and                         Salary (1)      Bonus (2)     Other (3)     Options         (4)
  Principal Position(s)         Year        ($)             ($)           ($)          (#)           ($)
Thomas E. Hales                 2003      $698,826      $1,757,280      $66,223      139,578       $185,208
President, Chairman of the      2002      $665,000      $1,622,040      $51,223      138,924       $181,444
Board, and Chief Executive      2001      $635,000      $1,245,660      $40,858      202,446       $162,916
Officer

Raymond J. Crotty               2003      $225,000      $  292,880      $64,485      100,487       $ 51,048
Senior Executive Vice           2002      $225,000      $  355,824      $49,380       71,513       $ 57,067
President, Chief Credit         2001      $191,667      $  207,610      $40,385       56,030       $ 51,392
Officer, and Assistant
Secretary

Steven T. Sabatini              2003      $225,000      $  292,880      $58,700      102,405       $ 41,858
Senior Executive Vice           2002      $225,000      $  270,340      $43,700       85,938       $ 54,687
President, Chief Financial      2001      $191,667      $  207,610      $ 8,026       68,359       $ 50,346
Officer, and Assistant
Secretary

----------

(1) Includes that portion of each named executive's salary deferred pursuant to the KSOP, the KESIP, and the Key Employees Supplemental Diversified Investment Plan ("KESDIP") (but not amounts contributed for the named executives by the Company, which are included under "All Other Compensation").

(2) Reflects payments accrued for the indicated years under the Company's Executive Incentive Bonus Plan and in accordance with each executive's employment contract.

(3) Includes Director fees paid to Executives and the value of personal use of a Company-provided car.

(4) Reflects annual contributions made for the account of each named executive to the KSOP, KESIP, and KESDIP, and Company paid life and medical insurance.

                              Option Grants in 2003

The following table presents the options granted to each of the executive officers named in the Summary Compensation Table in 2003. The options referred to below were granted under the Company's 2001 Employee Stock Option Plan.

                                                                                         Potential realizable value
                                                                                         at assumed annual rates of
                                                                                          stock price appreciation
                                                                                                    for
                                                Individual Grants                               option term*
                                                -----------------                               ------------

                          Number of      Percent of total
                          securities         options
                          underlying        granted to      Exercise
                        option granted    employees in        price        Expiration           5%             10%
       Name                   (#)          fiscal year        ($/Sh)          date             ($)             ($)
Thomas E. Hales              5,873           1.31%          $   17.03      1/16/2008       $   27,633      $   61,061
Thomas E. Hales              4,572           1.02%          $   15.48      1/16/2013       $   44,510      $  112,796
Thomas E. Hales            129,133          28.70%          $   15.89      4/16/2013       $1,290,444      $3,270,237
Raymond J. Crotty            3,536           0.79%          $   15.24      1/13/2013       $   33,890      $   85,885
Raymond J. Crotty           46,700          10.38%          $   14.09      1/30/2013       $  413,815      $1,048,687
Raymond J. Crotty           48,426          10.76%          $   15.89      4/16/2013       $  483,928      $1,226,368
Raymond J. Crotty            1,825           0.41%          $   19.28      12/19/2013      $   22,128      $   56,077
Steven T. Sabatini          48,426          10.76%          $   15.89      4/16/2013       $  483,928      $1,226,368
Steven T. Sabatini          53,979          12.00%          $   18.70      11/6/2013       $  634,811      $1,608,735

================================================================================

* The dollar gains under these columns result from calculations assuming 5% and 10% annual growth rates as set by the SEC and are not intended to forecast future price appreciation of the Common Stock over the option term, which is ten years (five years in the case of Mr. Hales' incentive stock options). The gains reflect a future value based upon annual growth at these prescribed rates.

Aggregate Option Exercises in 2003 and December 31, 2003 Fiscal Year End Option
                                     Values

The following table presents the number and value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2003, distinguishing between options that are exercisable and those that are not exercisable.

                                Shares
                               acquired                          Number of securities           Value of unexercised
                                  on                                  underlying                in-the-money options
                               exercise    Value realized       options at year-end (#)            at year-end ($)*
        Name                     (#)             ($)
                                                             Exercisable     Unexercisable   Exercisable   Unexercisable
                                                             -----------     -------------   -----------   -------------
Thomas E. Hales .......          88,398      $1,206,633       1,113,940           4,097      $6,945,350      $       --
Raymond J. Crotty .....         101,937      $  774,101         457,794           7,011      $3,532,323      $      201
Steven T. Sabatini ....          86,794      $  613,640         267,154          53,979      $1,206,810      $   37,246

----------

* Difference between the market value per share of the Common Stock at December 31, 2003 ($19.39) and the option exercise price, multiplied by the number of shares covered by the options.

                              Employment Agreements

      The Company and the Bank are committed under employment agreements (as amended) with Mr. Hales, the Chairman, President and Chief Executive Officer; Mr. Crotty, Senior Executive Vice President and Chief Credit Officer; and Mr. Sabatini, Senior Executive Vice President and Chief Financial Officer, requiring annual salaries of $750,000, $225,000, and $225,000, respectively; annual bonus payments equal to six, one and one percent of net income of the Company under the Executive Incentive Bonus Plan, respectively; and annual stock option grants of 129,133 shares, 48,426 shares, and 48,426 shares, respectively, issued at fair value (110 percent of fair value for incentive stock options if the key officer's ownership of the Company equals or exceeds 10 percent at the date of grant) and other benefits for the term of the agreements. Mr. Hales' employment agreement is for a five-year term, expiring November 16, 2008, while the agreements of Mr. Crotty and Mr. Sabatini are for three-year terms, expiring October 25, 2004.

      Mr. Hales' agreement also requires minimum annual salary increases of $30,000. All of the employment agreements include change in control provisions, requiring certain payments including three times annual salary and average bonus payments (as defined) in the event of voluntary or involuntary termination in the event of a change in control of the Company or the Bank. The agreements also require certain payments in the event of involuntary termination without cause, including three times annual salary and average bonus payments (as defined) in the case of Mr. Hales, and one times such payments in the case of Mr. Crotty and Mr. Sabatini.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Company's Compensation Committee on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

                 REPORT OF THE COMPANY'S COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The proxy statement rules of the SEC require a report from the Compensation Committee of the Board of Directors, which discusses the compensation policies for executive officers and the Committee's rationale for compensation paid to the Chief Executive Officer. All of the compensation (other than stock options) paid to the Company's executive officers is paid to them by the Bank. Decisions concerning the Chief Executive Officer's compensation and guidelines for the compensation of the other executive officers are made by the Compensation Committees of the Company's and the Bank's Board of Directors and/or the full Boards. The following report is submitted by the Company's Compensation Committee.

Compensation Policies for Executive Officers

      The Compensation Committee's executive compensation policy is designed to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward good performance at the Company and Bank levels, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. A significant portion of an executive officer's compensation is performance-related, and, therefore, actual compensation levels vary from year to year and in any particular year may be above or below those of the Company's competitors.

      The Compensation Committee also believes that stock ownership by management is beneficial in aligning the interests of management and the Company's stockholders. Accordingly, the Compensation Committee has also relied upon stock-based compensation arrangements in compensating executive officers.

Relationship of Company's Performance to Compensation

      Compensation paid to the executive officers for 2003 consisted primarily of salary, annual bonus under the Company's Executive Incentive Bonus Plan, and awards of stock options under the Company's Employee Stock Option Plans. While each executive officer's salary is determined on the basis of the individual's responsibilities and a comparison with salaries paid by competitors of the Company, the other primary components of executive compensation are directly related to Company and Bank performance.

Annual Bonus Arrangements

      Corporate performance determines the aggregate amount of annual bonuses, if any, awarded to the executive officers under the Executive Incentive Bonus Plan. In determining the aggregate percent of consolidated net income after taxes that is awarded as bonuses in accordance with each executive's employment contract (as negotiated upon execution or renewal) and paid under the Executive Incentive Bonus Plan, the Compensation Committee considers the financial performance of the Company in comparison to the Company's business plan with particular emphasis on net income, return on average common equity, return on average assets and expense to revenue ratios over a representative period of time. The Compensation Committee also considers certain measures of asset quality, including net charge-offs and the level of nonperforming loans, and other specific items such as capital ratios that the Board may have identified as being priorities.

      Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the historic level of bonus payments at competing organizations in light of their relative performance, are also considered. After the Compensation Committee's evaluation of overall corporate performance, the individual performance of each of the executive officers is evaluated in light of the factors described above that are relevant to the officer's responsibilities.

      In 2003, the Committee took into account the fact that the Company achieved the highest net income reported in its history. Net income was $29.3 million and diluted earnings per common share was $1.46 for the year ended December 31, 2003, increases of 8.3 percent and 8.1 percent, respectively, over 2002. Return on average common stockholders' equity was 18.05 percent in 2003 and return on average total assets in 2003 was 1.10 percent. The average return on average common stockholders' equity, average return on average assets, and average increase in diluted earnings per share were 17.65 percent, 1.13 percent, and 13.97 percent, respectively, for the three year period ended December 31, 2003.

Long-Term Incentive Plan Arrangements

      The long-term incentive component of executive officers' compensation for 2003 consists of awards of stock options under the Company's Employee Stock Option Plans (the "Plans"). The Plans are designed to link rewards for executive officers and other key personnel to increases in stockholder value, foster share ownership by the Company's executives, and enable the Company to retain and attract key employees with superior management skills. Awards under the Plans and in accordance with each executive's employment contract, as applicable, consider performance in the current year and over a representative period of time as measured by the factors described above under the caption "Annual Bonus Arrangements," and the Company's progress toward meeting longer-term objectives, emphasizing profitability and capital strength. The options granted to Mr. Hales, Mr. Crotty, and Mr. Sabatini in 2003, shown under the caption "Long-Term Compensation" in the Summary Compensation Table, reflect their high level of individual performance and the Committee's view of the continuing importance of their role in determining the future success of the Company. The actual size of any stock option gains Mr. Hales, Mr. Crotty, and Mr. Sabatini, and other executives will realize depends solely on the future performance of the Common Stock.

Independent Evaluation

      The Company retained the law firm of Thacher, Proffitt & Wood (in which Kevin J. Plunkett is a Partner) that has specialists in executive compensation to perform an annual evaluation of the Company's executive compensation compared to a peer group. The law firm issued their report on October 31, 2003, and the Committee considered the results of this report in determining the reasonableness of executive compensation for its three executives. The results of this report indicated that the Company is performing at or exceeding the level of its peer group and that compensation is reasonable based on the performance of the Company.

                                     ******

      The Committee believes that the programs described above provide compensation that is competitive with the levels paid by other major corporations, effectively link executive and stockholder interests through performance and equity based plans, and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged.

                                                    COMPENSATION COMMITTEE

                                                    Howard V. Ruderman, Chairman
                                                    Edward T. Lutz
                                                    Kenneth J. Torsoe

                                PERFORMANCE GRAPH

The following graph provides a comparison of the annual percentage changes in the cumulative total stockholder return on the Common Stock with that of two Peer Groups and the Russell 2000 Market Value Index ("Russell 2000 Index") for the five-year period ended December 31, 2003. The comparison assumes that $100 was invested on December 31, 1998 in the Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends.

                 Comparison of Five-Year Cumulative Total Return
           Among the Company, Two Peer Groups, and Russell 2000 Index

                              [PERFORMANCE CHART]

------------------------------------------------------------------------------------------------------
Index                        12/31/98     12/31/99     12/31/00     12/31/01     12/31/02     12/31/03
------------------------------------------------------------------------------------------------------
U.S.B. Holding Co., Inc.      $100.00      $ 96.24      $ 81.60      $112.16      $132.32      $155.61
Russell 2000                   100.00       121.26       117.59       120.52        95.83       141.11
U.S.B. Peer Group-1*           100.00        81.44        81.78       128.47       151.22       198.19
U.S.B. Peer Group-2 **         100.00        87.99        77.20       102.59       120.39       165.77

*U.S.B. Peer Group-1 consists of 12 banks that trade on the major exchanges, are headquartered in NY, NJ, or CT, and have between $1 billion-$3 billion in total assets, including the Company.

** U.S.B. Peer Group-2 consists of 12 banks that trade on the major exchanges, are headquartered in NY, NJ, or PA, and have between $2 billion-$5 billion in total assets, excluding the Company

* U.S.B. Peer Group-1 - $1.0 billion -$3.0 billion Bank Index. This U.S.B. Peer Group-1 is a market-capitalization-weighted stock index combining price information from 12 banking institutions in New York, New Jersey, and Connecticut with an asset size of at least $1.0 billion to $3.0 billion as of December 31, 2003, including the Company. The banking institutions included are: Arrow Financial Corporation, BSB Bancorp, Inc., Financial Institutions, Inc., Interchange Financial Services Corporation, Lakeland Bancorp, Incorporated, State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, Sun Bancorp, Inc., Tompkins Trustco, Inc., U.S.B. Holding Co., Inc., and Yardville National Bancorp.

** U.S.B. Peer Group-2 - $2.0 billion - $5.0 billion Bank Index. This U.S.B. Peer Group-2 is a market-capitalization-weighted stock index combining price information from 12 banking institutions in New York, New Jersey, and Pennsylvania with an asset size of at least $2.0 billion to $5.0 billion as of December 31, 2003, excluding the Company. The banking institutions included are: BSB Bancorp, Inc, Community Bank System, Inc., Financial Institutions, Inc., First Commonwealth Financial Corporation, Harleysville National Corporation, National Penn Bancshares, Inc., NBT Bancorp Inc., S&T Bancorp, Inc., Sterling Financial Corporation, Sun Bancorp, Inc., Trust Company of New Jersey (The), and Yardville National Bancorp.

Principal Accounting Firm: Fees and Policies

      Set forth below is a summary of the fees paid by the Company for the years ended December 31, 2003 and December 31, 2002 to the Company's principal accounting firm, Deloitte & Touche LLP:

Fees                                       December 31, 2003   December 31, 2002
----                                       -----------------   -----------------
Audit Fees                                          $309,720            $307,500
Audit-Related Fees                                  $     --            $     --
Tax Fees (a) (c)                                    $ 41,235            $ 37,180
All Other Fees (b) (c)                              $ 10,292            $     --

(a) Services under the caption Tax Fees consisted principally of corporate compliance and consulting tax services.
(b) Services under the caption All Other Fees consisted principally of various due diligence and compliance-related services.
(c) Non audit services approved by the Audit Committee approximated 14.3 percent and 10.8 percent of all fees paid to the Company's principal accounting firm in 2003 and 2002, respectively.

      Deloitte & Touche LLP did not render any services related to financial information systems design and implementation during fiscal years 2003 and 2002.

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

      Prior to engagement of the independent auditors for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

      1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including comfort letters, statutory audits, attest services, and consultation regarding financial accounting and/or reporting standards.

      2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

      3. Tax services include all services performed by the independent auditors' tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

      4. Other Fees are those associated with services not captured in the other categories.

      Unless a type of service to be provided by the independent auditors has received general pre-approval as outlined above, it will require specific pre-approval by the Audit Committee.

Audit Committee Independence

The Audit Committee is composed of three Directors for which the Board of Directors of the Company has affirmatively determined their independence based on NYSE requirements, as well as SEC rules, including Rule 10A-3, and as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. No Audit Committee member receives directly or indirectly any fees whatsoever from the Company, other than Board fees, and no Audit Committee member is considered an affiliate of the Company for determination of independence purposes. No Audit Committee member serves on the Audit Committee of any other public company, except for Mr. Lutz who serves on the Hemagen Diagnostics, Inc. Audit Committee. Such service by Mr. Lutz has been approved by the Board of Directors.

Audit Committee Financial Expert

The Company has designated Mr. Edward T. Lutz as an Audit Committee Financial Expert. As discussed above, Mr. Lutz is independent for purposes of Audit Committee service. The Board of Directors has carefully evaluated Mr. Lutz's experience as both a bank regulator and investment banker, and has affirmatively determined that he has the qualifications and highest standards of personal and professional integrity to be designated as an Audit Committee Financial Expert under the rules and regulations as established by the SEC.

                             AUDIT COMMITTEE REPORT

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee"), which consists entirely of Directors who meet the independence and experience requirements of the NYSE and SEC, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. A copy of the Audit Committee Charter is set forth as Appendix A to this Proxy Statement.

      In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal control and the internal audit function's organization, responsibilities, budget, and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and scope.

      The Committee discussed and reviewed with the independent auditors all communications required by the NYSE and auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the independent auditors' audit of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

      The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the audit of those statements.

      Based on the above-mentioned review, and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The Committee also recommended the reappointment of Deloitte & Touche LLP as independent auditors and the Board of Directors concurred with such recommendation.

                                                        AUDIT COMMITTEE

                                                        Edward T. Lutz, Chairman
                                                        Howard V. Ruderman
                                                        Kenneth J. Torsoe

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

      The following information is furnished with respect to each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of March 31, 2004:

                                             Number of Shares
Name and Address                               and Nature of            Percent
of Beneficial Owner                        Beneficial Ownership*        of Class
-------------------                        ---------------------        --------

Thomas E. Hales (a)
     66 Brookwood Drive
     Briarcliff Manor, NY 10510 ..               3,456,541                16.74

Howard V. Ruderman (b)
     6 Aspen Court
     Pomona, NY 10970 ............               1,121,870                 5.70

Harald R. Torsoe (c)
     4 Bridgitte Court
     Suffern, NY 10901 ...........               1,332,831                 6.82

Kenneth J. Torsoe (d)
     70 West Gate Road
     Suffern, NY 10901 ...........               1,996,812                10.18

U.S.B. Holding Co., Inc. .........
     Employee Stock Ownership Plan
     (With 401(k) Provisions)
     100 Dutch Hill Road
     Orangeburg, NY 10962 ........               1,633,111                 8.36

----------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date.

(a) Includes 595,424 shares owned by Mr. Hales jointly with his wife, 181,144 owned by his wife, 164,870 shares held by the Hales Family Foundation, Inc., 172,988 shares held by the Hales Family LLC, and 1,105,812 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004. Does not include 276,656 or 164,992 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(b) Includes 90,458 shares owned by Mr. Ruderman's wife and 135,594 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

(c)   Includes 31,151 shares owned by Harald R. Torsoe's wife.

(d) Includes 67,797 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 2004.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

      During 2003, some of the Directors and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) were indebted to the Bank in amounts of $60,000 or more. However, all such loans, which did not exceed a total of $978,000 (or approximately 0.56% of stockholders' equity at February 29, 2004) at any one time during 2003, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons, and no such loan is classified at present as a non-accrual, past due, restructured or potential problem loan.

      Outside of normal customer relationships, none of the Directors, executive officers or 5% stockholders of the Company (or members of their immediate families) presently maintains, directly or indirectly, any significant business or personal relationship with the Company or the Bank, other than such as might arise by virtue of his position with, or ownership interest in, the Company, except as follows. Kevin J. Plunkett is a partner in the law firm of Thacher Proffitt & Wood, which was employed by the Company and the Bank during 2003, and received approximately $50,000 for services rendered and related out-of-pocket disbursements. This law firm also represented the Bank for loan closings for which additional fees of approximately $585,000 were paid by customers of the Bank during 2003. Mr. Plunkett does not have a direct business relationship with the Company or the Bank. Mr. Michael H. Fury is a partner in the law firm of Fury, Kennedy & Griffin, which firm represented the Bank for loan closings for which fees of approximately $30,000 were paid by customers of the Bank during 2003.

      Charitable Contributions

      The Company reviews annually contributions made to any not-for-profit or other charitable organizations on which the Company's Directors serve as an officer or director or in any other executive capacity. Based on such review, the Company has not made any contributions to any not-for-profit or other charitable organizations for which any Director has any involvement as previously described for which such contribution exceeds more than two percent of such organization's gross consolidated annual revenues or two percent of the Company's gross consolidated annual revenues.

      Corporate Governance Principles and Practices

      As previously noted, the Company has established Corporate Governance Principles and Practices to guide the Company and its Board with respect to overall corporate governance matters. The Corporate Governance Principles and Practices, as well as charters for each of its Board Committees: Audit Committee, Stock Option Committee, Compensation Committee, and Nomination/Corporate Governance Committee, are available on the Company's website at www.unionstate.com. A copy of such documents will be provided to any stockholder upon request. The Nominating/Corporate Governance Committee Charter is also included as Appendix B to this Proxy statement.

      Code of Business Conduct and Ethics

      The Company has a Code of Business Conduct and Ethics applicable to all employees. In addition, the Company has established a Code of Ethics specific to Financial Officers of the Company and the Chief Executive Officer. Each of these Codes of Ethics is available on the Company's website at www.unionstate.com, and copies will be provided to any stockholder upon request.

      Chief Executive Officer's Certification to the New York Stock Exchange

      The Chief Executive Officer will provide a certification to the New York Stock Exchange that he is not aware of any violation by the Company of New York Stock Exchange Corporate Governance Listing Standards within 30 days after the date of the Annual Meeting.

                          ITEM 2: INDEPENDENT AUDITORS

      On recommendation of the Audit and Examining Committees of the Company and the Bank, respectively, the Board has appointed Deloitte & Touche LLP as independent auditors of the Company and the Bank for the year ending December 31, 2004. The relationship with Deloitte & Touche LLP as auditor of the Company began in 1980. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions. The Board of Directors recommends that stockholders ratify such appointment of Deloitte & Touche LLP as independent auditors of the Company for 2004 at the Annual Meeting.

                       STOCKHOLDER COMMUNICATIONS PROCESS

      The Company believes it is important to provide stockholders with the means by which to communicate with the Directors of the Company in which they invest. The Company's policy, as described herein, will also be included in the proxy materials on an annual basis.

      Interested stockholders may communicate with the Company's Board of Directors by sending a letter, e-mail, or other written communication to the Secretary of the Company, Michael H. Fury, at:

                  Michael H. Fury
                  Secretary
                  C/O Robert E. Blackburn, Esq.
                  General Counsel
                  U.S.B. Holding Co., Inc.
                  100 Dutch Hill Road
                  Orangeburg, New York 10962
                  (845) 365-4600
                  Email: www.unionstate.com

      The Secretary of the Company, who is also an independent Director, will receive and review each communication sent to the Company's Board of Directors. Upon reviewing each communication, the Secretary will promptly forward the communication(s) or items received to the Nominating/Corporate Governance Committee, which will evaluate each communication and direct such communication to the Board or individual Director(s) as circumstances may dictate. Communications deemed to be frivolous or irrelevant by the Committee will not be forwarded to the Board or any individual Director.

      A file of each communication received by the Secretary of the Company and any response thereto shall be maintained in the corporate records of the Company.

                                  OTHER MATTERS

      The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

                              STOCKHOLDER PROPOSALS

      Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2005 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than December 28, 2004.

Date: April 28, 2004

                                              By order of the Board of Directors


                                              /s/ Michael H. Fury

                                              Michael H. Fury, Secretary

      APPENDIX A

                    U.S.B. HOLDING CO., INC. (the "Company")

                                 AUDIT COMMITTEE
                                     CHARTER

I.    Purpose

      The Audit Committee of U.S.B. Holding Co., Inc. (the "Audit Committee") is established by the Board of Directors of U.S.B. Holding Co., Inc. (the "Board") for the primary purpose of:

      1.    assisting the Board in:
            i. overseeing the integrity of the Company's financial statements,
            ii. overseeing the Company's compliance with legal and regulatory requirements,
            iii. overseeing the independent auditors' qualifications and independence,
            iv. overseeing the performance of the Company's internal audit function and independent auditors,
            v. overseeing the Company's system of disclosure controls and internal controls regarding finance, accounting, legal, compliance, and ethics that management and the Board have established, and;
            vi. overseeing the process of receiving and monitoring external and internal reports of complaints or concerns with respect to accounting and auditing matters.

      2. preparing an audit committee report as required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

      Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices throughout the organization. The Audit Committee provides an open avenue of communication among the Audit Committee, the independent auditors, senior management, the internal audit function, and the Board of Directors, and also provides for employee communication as appropriate.

II.   Organization, Membership, and Qualifications

      1. The Company will maintain a qualified Audit Committee. The Audit Committee shall be comprised of three or more Directors, each of whom shall be independent Directors (as defined by the applicable rules and regulations of the Commission, the New York Stock Exchange ("NYSE") and other applicable regulatory agencies), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      2. The qualifications and independence of Committee members will be reviewed annually by the Board of Directors.

      3. The Chairman of the Audit Committee and the members of the Audit Committee shall be elected by a majority vote of the Board of Directors on an annual basis within 90 days after the end of the Company's fiscal year.

      4. Committee members shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. All members of the Committee shall be financially literate and at least one member of the Committee must qualify as an "audit committee financial expert" in compliance with the criteria established by the Commission. The existence of an audit committee financial expert, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as and when required by the Commission. If the Company does not have an audit committee financial expert, this will be explained and disclosed in periodic filings as required by the Commission.

      5. Vacancies on the Committee shall be filled based on recommendation of the Nominating/Corporate Governance Committee and by a majority vote of the Board following the occurrence of a vacancy.

      6. New Committee members will attend an orientation program to review audit committee responsibilities and duties and existing members are encouraged to participate in educational programs conducted by the Company or outside consultants.

      7. No member of the Audit Committee may serve on the audit committee of more than two other public companies. If a member of the Audit Committee wishes to serve on the audit committee of another public company, the Board must approve such additional service before the Director may accept the additional audit committee position. The Board shall have the sole discretion to permit or deny such additional service.

      8. The Board shall make any final decisions with respect to Committee structure or membership.

III.  Meetings

      1. The Chairperson of the Committee will preside at each meeting and in consultation with other members of the Committee, set the frequency and length of each meeting and the agenda of the items to be addressed at each meeting.

      2. The Chairperson shall ensure that the agenda for each meeting is circulated to each committee member and attendee in advance of the meeting.

      3. The Chairperson shall direct that the minutes of all meetings and other relevant records will be maintained and distributed to the Committee members.

      4. The Committee may request any officer or employee of the Company, outside counsel of the Company, the independent auditors or any special counsel or advisors to attend a Committee meeting. Members of management may also submit a request to present items to the Committee.

      5. The Committee shall report regularly to the full Board after each committee meeting and with respect to such other matters as deemed appropriate by the Committee.

      6. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Notwithstanding other matters, the Committee will meet with management and the independent auditors prior to the issuance of financial earnings releases and prior to the filing of Reports on Form 10-Q and Form 10-K with the Commission.

      7. A majority of the number of Committee members shall constitute a quorum. Committee members may participate in, or conduct, a meeting of the Committee through the use of any means of communication by which all Committee members participating can hear each other during the meeting and participation by such means shall constitute presence at the meeting.

      8. At least quarterly, the Committee will meet in a separate session with the independent auditors.

      9. The Audit Committee is to meet in separate executive sessions with management, the Chief Internal Auditor and General Counsel at least once each year and at other times as necessary.

IV.   Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee will:

      A. General

            1. Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements. Also, report such matters immediately to the C.E.O. and C.F.O. Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, including adequate and timely disclosure. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and disclosure controls and procedures to ensure appropriate and timely disclosure in public reports.

            2. Review and report to the Board regularly on the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the Company's internal audit function.

            3. Review and assess the adequacy of this written Charter annually and recommend changes to the Board of Directors as necessary.

            4. Review and discuss with management and the independent auditors, the Company's annual consolidated financial statements, quarterly consolidated financial statements (including the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations), and all internal control reports or summaries thereof. Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors.

            5. Approve financial earnings press releases, after having performed a review with management and having had the required discussions with the independent auditors. These reviews and discussions will focus on the type and presentation of information to be included in the financial earnings press release, paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information.

            6. Review with financial management and the independent auditors the Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Approve each Quarterly Report on Form 10-Q and Annual Report on 10-K and recommend to the Board whether such reports should be filed with the Commission.

            7. Review and discuss with management financial information and earnings guidance provided to analysts and rating agencies. Discussions may be on general terms, such as the types of information to be disclosed and the type of presentation to be made.

            8. In consultation with the independent auditors and internal auditors, review the integrity of the Company's internal and external financial reporting processes, and the internal control structure, including disclosure controls and procedures. Receive information provided by the Disclosure Committee so as to review any matters of concern arising from the Disclosure Committee quarterly process.

            9. Review with management and the independent auditors the content and basis for reports issued related to internal controls over financial reporting, including safeguarding of assets, as required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

            10. Review with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Review compliance with and reports issued under Section 404 of the Sarbanes Oxley Act as required by applicable rules and regulations.

            11. Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

            12. Review with management, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

            13. Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding public reporting, accounting, internal accounting controls or auditing matters. Report such matters immediately to the C.E.O.

            14. Establish and maintain procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, and any other matters that present a significant risk to the Company. Report such matters immediately to the C.E.O.

            15. Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

            16. Oversee and monitor management's efforts to correct deficiencies noted in periodic audits and examinations.

            17. Prepare the Audit Committee Report as required by the Commission to be included in the Company's annual proxy statement.

            18. As applicable for subsidiaries of the Company, fulfill the requirements of Section 122 and 123 of the New York State Banking Department Law with respect to conducting an annual Directors examination.

            19. Perform an annual self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

            20. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

      B. Independent Auditors

      1. Appoint, compensate, retain and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors of the Company are ultimately accountable to the Audit Committee and the Audit

            Committee has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent auditor. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

      2. At least annually, obtain and review a report (the "Auditor's Report") by the independent auditor describing: the firm's internal quality control procedures; any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Company.

      3. At least annually evaluate the independent auditors' qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, based on the Audit Committee's review of the Auditor's Report and the independent auditors' work throughout the year and taking into account the opinions of management and the Company's internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

      4. Review with the independent auditors the proposed scope of services and plan for the annual audit.

      5. The independent auditors are responsible for planning and performing their audit of the consolidated financial statements of the Company in accordance with auditing standards generally accepted in the United States of America, for performing an examination of management's assertions regarding the effectiveness of internal control over financial reporting in accordance with attestation standards established by the AICPA or PCAOB and for performing quarterly reviews in accordance with standards for such reviews promulgated by the AICPA or PCAOB.

      6. Regularly review with the independent auditors the communications required under Generally Accepted Auditing Standards; any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management, and management's response; and hold timely discussions with the independent auditors regarding the following:
            i.    all critical accounting policies and practices;
            ii. any accounting adjustments that were noted or proposed by the independent auditors but were "passed" (as immaterial or otherwise);
            iii. all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including: ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;
            iv. other material written communications between the independent auditors and management;
            v. an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements;
            vi. at least annually, obtain and review a report by the independent auditors describing all relationships between the independent auditors and the Company, addressing the matters set forth in the Securities Acts administered by the Commission and Independence Standards Board Standard No. 1 (as modified or supplemented);

            vii. any instances whereby officers, Directors and persons acting under their direction have coerced, manipulated, mislead or fraudulently influenced (collectively referred to herein as "improperly influenced") the independent auditor when the officer, Director or other person knew or should have known that the action, if successful, could result in rendering the Company's financial statements materially misleading;
            viii. any communications between the independent auditors engagement team and the firm's national office regarding auditing or accounting issues related to the Company; and
            ix. the responsibilities, budget and staffing of the Company's internal audit function.

      7. Review and preapprove both audit and permitted nonaudit services to be provided by the independent auditors. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. Prior to the engagement of the independent auditors for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of the four categories of services (audit, audit-related, tax and other) to the Audit Committee for approval. Unless a type of service to be provided by the independent auditors has received general pre-approval as outlined above, it will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members, with such member reporting any pre-approval decisions at the next scheduled Audit Committee meeting.

      8. Though ultimate responsibility for partner compensation programs and executing partner rotation requirements rests with the independent auditors, the Committee will review compliance with these requirements as promulgated by applicable rules and regulations. The Audit Committee will assure the regular rotation of the lead audit partner as required by law and further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. Rotations of the independent auditing firm will also be reviewed as required by law or as otherwise appropriate.

      9. The Committee will set clear hiring policies for employees or former employees of the independent auditors, including prohibiting management from hiring an individual responsible for overseeing financial reporting matters of the Company, any person who was employed by the independent auditors and was the lead partner, concurring partner, or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company within the one-year period preceding the commencement of the audit of the current year's financial statements.

      C. Internal Audit

      1. Review and advise on the selection and removal of the Chief Internal Auditor and the annual performance evaluation of the Chief Internal Auditor.

      2. Review the organizational structure, qualifications, staffing and budgeting of the internal audit function, including a discussion of these internal audit items with the independent auditors.

      3. Review the Internal Audit Charter on an annual basis and propose changes as applicable.

      4. Review and approve the annual Internal Audit Plan. All internal audit reports are issued to the Chairman of the Audit Committee with copies provided to senior management. On a quarterly basis receive from the Chief Internal Auditor:
            i.    a description of the progress against this plan;
            ii. a summary of internal audit activities and significant reports, including Loan Review Function matters;
            iii. a description of any significant deficiencies in the system of internal controls;

            iv. a summary of any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the internal audit function's work; and
            v.    a report of any significant unresolved issues.

      D. Ethical Compliance, Legal Compliance, and Risk Management

      1. Review the Company's written Business Code of Ethics and the Company's written Code of Ethics Applicable to Financial Officers and the Chief Executive Officer and ensure that they are in compliance with all applicable rules and regulations. Ensure that management has established a system to monitor compliance with these Codes of Ethics, including the receipt of a report each year from the Company's General Counsel.
      2. Ensure that management has a proper review system in place to ensure that the Company's financial statements, reports and other financial information is in compliance with applicable laws and regulations.

      3. Review periodic reports prepared by the Compliance Officer regarding the Company's program for complying with laws and regulations.

      4. Review with the Company's General Counsel, legal compliance matters including corporate securities trading policies.

      5. Review with the Company's General Counsel, legal matters that could have a significant impact on the organization's financial statements.

      6. Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee shall discuss risk assessment and risk management guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

V.    Resources

      The Audit Committee has the authority to obtain advice and assistance from and engage independent counsel, accountants, or other advisors as deemed appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any advisors that the Audit Committee chooses to engage. The Audit Committee has ultimate authority to approve all audit engagement fees and terms. In addition, the Company shall provide appropriate funding, as determined by the Audit Committee, for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VI.   Disclosure

      This Charter will be made available on the Company's website.

      Approved by the Audit Committee and Board of Directors: March 11, 2004

      APPENDIX B

                            U.S.B. HOLDING CO., INC.
                               BOARD OF DIRECTORS
                    NOMINATING/CORPORATE GOVERNANCE COMMITTEE

                                     CHARTER

I.    Purpose

      The primary objectives of the Nominating/Corporate Governance Committee (the "Committee") are to advise and assist the Board by:

            1. Establishing qualification criteria for candidates to fill vacancies on the Board of Directors; evaluating and identifying individuals qualified to become Board members and recommending that the Board select a group of Director nominees for each annual meeting of the Company's stockholders;

            2. Establishing and monitoring the Company's overall philosophy and policies concerning corporate governance, and reviewing and revising the Company's Corporate Governance Principles and Practices in accordance with applicable New York Stock Exchange and legal requirements and good governance practices;

            3. Advising the Board regarding Committee membership and ensuring that all Committees of the Board shall have the benefit of qualified and experienced "independent" Directors;

            4. Appointing and monitoring outside advisors on governance matters and any other service providers to the Committee; and

            5. Overseeing the annual evaluation of Board and Board Committee's effectiveness, as well as the periodic evaluation of individual Directors.

II.   Organization and Committee Qualifications

            1. The Nominating/Corporate Governance Committee shall be comprised of at least three (3) independent Directors, each of whom shall satisfy the applicable independence requirements of the Securities and Exchange Commission (the "Commission"), the New York Stock Exchange ("NYSE"), the Board of Directors and any other regulatory requirements as may be set from time to time.

            2. Committee members shall be elected by a majority vote of the Board of Directors on an annual basis within 90 days after the end of the Company's fiscal year.

            3. Committee members shall serve until their successors shall be duly elected and qualified.

            4. Vacancies on the Committee shall be filled by a majority vote of the Board at the next meeting of the Board following the occurrence of a vacancy.

            5. A member of the Committee may be removed by a majority vote of the Board.

            6. The Chairperson of the Committee shall be designed by the full Board, or in the event it does not do so, the Committee members shall elect a Chairperson by a majority vote of the full Committee.

            7. The Committee may form and delegate authority to subcommittees when appropriate and in accordance with applicable law, regulation or NYSE requirement.

            8. The Board shall make any final decisions with respect to the Board or Board Committee structure or membership.

III.  Meetings

            1. The Chairperson of the Committee will preside at each meeting and, in consultation with other members of the Committee, set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.

            2. The Chairperson shall ensure that the agenda for each meeting is circulated to each Committee members in advance of the meeting.

            3. The Chairperson shall direct that the minutes of the meeting be kept and distributed to Committee members and other Directors and officers.

            4. The Chairperson may request members of management and other persons to be present at the meetings and to provide such pertinent information as requested.

            5. The Committee shall report to the full Board after each Committee meeting.

IV.   Minutes

            1. Minutes of the meetings are to be prepared at the direction of the Committee Chair and sent to Committee members and all other Directors.

            2. Copies of the minutes are to be provided to the Chief Executive Officer, the Chief Financial Officer, the Chief Internal Auditor and the General Counsel.

V     Goals and Responsibilities

      A. Review of Documents and Governance Structure and Processes

            1. Develop and recommend to the Board for its approval a set of Corporate Governance Principles and Practices applicable to the Company.

            2. Review and assess the adequacy of this Charter and the Corporate Governance Principles and Practices of the Company each year.

            3. Submit proposed changes to the Corporate Governance Principles and Practices to the Board of Directors for approval and publish such documents as required by law or NYSE rules.

            4. Recommend changes in the organization, character, activities and the workings and governance of the Board that will further its performance and development.

            5. Generally advise on the Board on Corporate Governance matters and practices. Propose changes as applicable.

      B. Board Members

            1. Review possible candidates for Board membership (including candidates recommended by stockholders) consistent with the Board's criteria for selecting new Directors.

            2. Conduct the appropriate and necessary inquiries into the qualifications of possible candidates.

            3. Annually recommend a slate of nominees to the Board with respect to nominees for the Board at the annual meeting of the Company's stockholders.

            4. Make recommendations on retirement, terms and/or tenure. Currently, the Committee has not established a mandatory retirement age. A Director may serve only as long as she or he has a demonstrated ability to effectively fulfill his or her responsibilities as a Director.

            5. Review annually each Director's independence, material relationships, and significant changes in status or employment. Issue determination as to the continued independence and suitability of each Director.

      C. Committee Members

            1. Evaluate and advise the Board on the qualifications of proposed members and Chairs of Board Committee against relevant criteria.

            2. Make recommendations to the Board for election of Chairs of Board Committees.

            3. Advise the Board as to Committee member appointments and removals.

            4. Review Committee structure and operations (including authority to delegate to subcommittees).

            5.    Monitor Committee reporting to the Board.

      D. Director Education and Orientation

            1. Review material or receive education on committee-related development and best practices.

            2. Oversee the Company's Director orientation and continuing education program.

      E. Evaluation of Directors, Committees and Board

            1. Annually review Director Compensation and recommend Director compensation criteria to the full Board.

            2. Provide oversight evaluation of the Board and Management, in conjunction with the Compensation Committee.

            3. Annually conduct a self-evaluation of the performance of the Committee and adherence to its Charter.

            4. Annually review the contributions, qualifications and independence of Directors and determine their willingness and ability to continue in service to the Company.

      F. Other

            1. Develop and monitor a Code of Ethics for the CEO and Finance Personnel, and for all employees of the Company.

            2. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as deemed appropriate by the Committee or the Board.

VI    Resources

      The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify candidates, including sole authority to approve such search firm's fees and other retention terms.

VII   Disclosure

      This Charter will be made available on the Company's website.

      Approved: February 23, 2004

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED   Please
HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED     Mark Here
FOR MANAGEMENT'S NOMINEES FOR DIRECTOR BELOW AND               for Address   |_|
RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITOR FOR 2004     Change or
IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S        Comments
BOARD OF DIRECTORS.                                            SEE REVERSE SIDE

1. Election of two (2) directors, constituting Class I members of the Board of Directors, to a three-year term of office.

      01 Edward T. Lutz
      02 Howard V. Ruderman

                 VOTE FOR
               all nominees
                (except as                      VOTE WITHHELD
              marked to the                        for all
                contrary)                         nominees

                   |_|                               |_|

(Instruction: To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) in the space provided below.)

________________________________________________________________________________

2. Ratify the appointment by the Audit Committee of the Board of Directors of U.S.B. Holding Co., Inc. (the "Company"), of Deloitte & Touche LLP as the Company's independent auditor, for the audit of the Company's consolidated financial statements for the year ending December 31, 2004.

          FOR                     AGAINST                      ABSTAIN

          |_|                       |_|                          |_|

3. In their discretion, upon such other business as may properly come before the meeting.


Signature _____________________ Signature _____________________ Date ___________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------          --------------------------------         ----------------------
              Internet                                   Telephone                               Mail
    http://www.eproxy.com/ubh                         1-800-435-6710
                                                                                         Mark, sign and date
Use the Internet to vote your proxy.          Use any touch-tone telephone to              your proxy card
Have your proxy card in hand when       OR    vote your proxy. Have your proxy    OR             and
you access the web site.                      card in hand when you call.                  return it in the
                                                                                        enclosed postage-paid
                                                                                              envelope.
------------------------------------          --------------------------------         ----------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                            U.S.B. HOLDING CO., INC.

                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                      2004 Annual Meeting of Stockholders

      This Proxy is solicited by the Board of Directors of U.S.B. Holding Co., Inc., a Delaware corporation (the "Company"). The undersigned stockholder(s) of the Company hereby appoints Robert E. Blackburn and Michael Giglio, and each of them, attorneys and proxies with full power of substitution and revocation, and hereby authorizes them/him, to represent and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of its stockholders to be held at the Holiday Inn, 3 Executive Boulevard, Suffern, New York 10901, on Thursday, May 27, 2004, at 10:00 a.m. (local time), and at any adjournment thereof, with all powers the undersigned would possess if personally present, as specified on the reverse side.

      This Proxy also delegates discretionary authority with respect to any other matters as may properly come before the Annual Meeting and at any adjournment thereof.

                     See Voting Instructions on Reverse Side

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________

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